EXHIBIT 99.1

Varonis Announces Third Quarter 2026 Financial Results

MIAMI, Nov. 03, 2026 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), the data and AI security leader, today announced financial results for the third quarter ended September 30, 2026.

Financial Summary for the Third Quarter Ended September 30, 2026

  Total revenues were $189.5 million, compared with $161.6 million in the third quarter of 2025.
  SaaS revenues were $185.1 million, compared with $125.8 million in the third quarter of 2025.
  Term license subscription revenues were $1.2 million, compared with $24.8 million in the third quarter of 2025, with the vast majority of the decline driven by customers converting to our SaaS platform.
  Maintenance and services revenues were $3.1 million, compared with $10.9 million in the third quarter of 2025, with the vast majority of the decline driven by customers converting to our SaaS platform.
  GAAP operating loss was ($47.7) million, compared to GAAP operating loss of ($35.9) million in the third quarter of 2025.
  Non-GAAP operating income was $7.6 million, compared to non-GAAP operating income of $0.2 million in the third quarter of 2025.

The tables at the end of this press release include a reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss) and GAAP net income (loss) to non-GAAP net income (loss) for the three and nine months ended September 30, 2026 and 2025. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  SaaS ARR, was $774.6 million as of the end of the third quarter, up 42% year-over-year and up 24% year-over-year, excluding conversions.
  As of September 30, 2026, the Company had $937.8 million in cash and cash equivalents, short-term deposits and short-term and long-term marketable securities.
  During the nine months ended September 30, 2026, the Company generated $108.3 million of cash from operations, compared to $122.7 million generated in the prior year period.
  During the nine months ended September 30, 2026, the Company generated $94.8 million of free cash flow, compared to $111.6 million generated in the prior year period.
  During the nine months ended September 30, 2026, the Company generated $108.2 million of adjusted free cash flow, compared to $113.4 million generated in the prior year period.

An explanation of SaaS ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators." In addition, the tables at the end of this press release include a reconciliation of net cash provided by operating activities to non-GAAP free cash flow and non-GAAP adjusted free cash flow. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Financial Outlook and Conference Call and Webcast
In light of the pending acquisition by Proofpoint, a portfolio company of Thoma Bravo, Varonis will not be providing forward-looking guidance or updates to previously issued guidance and will not conduct an earnings conference call or webcast for its third quarter fiscal 2026 results.

Non-GAAP Financial Measures and Key Performance Indicators
Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

Non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, and (iii) amortization of acquired intangible assets and acquisition-related expenses.

Non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) amortization of acquired intangible assets and acquisition-related expenses, (iv) foreign exchange gains (losses) which include exchange rate differences on lease contracts as a result of the implementation of ASC 842, (v) amortization of debt issuance costs and (vi) acquisition-related taxes.

The Company believes that the exclusion of these expenses provides a more meaningful comparison of our operational performance from period to period and offers investors and management greater visibility to the underlying performance of our business. Specifically:

  Stock-based compensation expenses utilize varying available valuation methodologies, subjective assumptions and a variety of equity instruments that can impact a company's non-cash expenses;
  Payroll taxes are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, factors which may vary from period to period;
  Acquired intangible assets are valued at the time of acquisition and are amortized over an estimated useful life after the acquisition, and acquisition-related expenses are unrelated to current operations and neither are comparable to the prior period nor predictive of future results;
  The Company incurs foreign exchange gains or losses from the revaluation of its significant operating lease liabilities in foreign currencies as well as other assets and liabilities denominated in non-U.S. dollars, which may vary from period to period;
  Amortization of debt issuance costs, which relate to the Company’s convertible senior notes issued in 2020 and 2024, are a non-cash item; and
  Acquisition-related taxes are unrelated to current operations and neither are comparable to the prior period nor predictive of future results.

Free cash flow is calculated as net cash provided by or used in operating activities less purchases of property and equipment and capitalized internal-use software. Adjusted free cash flow is calculated as free cash flow excluding net cash paid for acquisition-related costs. We believe that free cash flow and adjusted free cash flow are useful indicators of liquidity that provide information to management and investors about the amount of cash provided by or used in our operations that, after adjusting for the investments in property and equipment, capitalized internal-use software and acquisition-related costs, can be used for strategic initiatives.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Also, the amortization of intangible assets are expected recurring expenses over the estimated useful life of the underlying intangible asset and acquisition-related expenses will be incurred to the extent acquisitions are made in the future and acquisition-related taxes may be incurred to the extent acquisitions are made in the future. Additionally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies. Finally, the amortization of debt issuance costs are expected recurring expenses until the maturity of the convertible senior notes in 2029.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our historical non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

SaaS ARR is a key performance indicator defined as the annualized value of active SaaS contracts in effect at the end of that period. Similarly, SaaS ARR excluding conversions is the annualized value of active SaaS contracts excluding the impact of conversions. The contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of such contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. SaaS ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Forward-Looking Statements

This press release contains "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the proposed transactions contemplated by the Agreement and Plan of Merger, dated October 15, 2026 (the “Merger Agreement”), by and among the Company, Proofpoint, Inc. and Vail Merger Sub, Inc. and other information relating to the proposed transactions contemplated by the Merger Agreement (the “Transaction”). Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the proposed Transaction and other information relating to the proposed Transaction. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. The following important factors and uncertainties, among others, could cause actual outcomes to differ materially from those described in the forward-looking statements: (i) the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the Transaction, including the adoption of the Merger Agreement by the stockholders of the Company and the receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee; (v) the effect of the announcement or pendency of the Transaction on the Company’s business relationships, operating results and business generally, including the Company’s ability to attract, integrate, develop, manage, retain and motivate qualified employees and senior leaders as a result of such effects, (vi) risks that the proposed Transaction disrupts current plans and operations, (vii) risks related to diverting management’s attention from the Company’s ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the Transaction, (ix) unexpected costs, charges or expenses resulting from the proposed Transaction, (x) the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed Transaction; (xi) the impact of adverse macroeconomic or labor market conditions, including the impacts of inflation and effects of geopolitical instability, (xii) risks caused by delays in upturns or downturns being reflected in the Company’s financial position and results of operations, (xiii) uncertainty as to timing of completion of the proposed Transaction. These and other important risk factors are described more fully in the Company’s reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release is as of the date hereof, and the Company undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis (Nasdaq: VRNS) secures AI and the data that powers it. The Varonis platform gives organizations automated visibility and control over their critical data wherever it lives and helps ensure safe and trustworthy AI from code to runtime. Backed by 24x7x365 managed detection and response, Varonis gives thousands of organizations worldwide the confidence to adopt AI, reduce data exposure, and stop AI-powered threats.

Investor Relations Contact:
Tim Perz
Varonis Systems, Inc.
646-640-2112
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 1598)
pr@varonis.com

Varonis Systems, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for share and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	Unaudited		Unaudited
Revenues:
SaaS	$185,120	$125,824	$517,912	$320,279
Term license subscriptions	1,217	24,812	12,275	88,674
Maintenance and services	3,124	10,941	12,423	41,210
Total revenues	189,461	161,577	542,610	450,163

Cost of revenues	46,890	35,149	132,972	95,416

Gross profit	142,571	126,428	409,638	354,747

Operating expenses:
Research and development	78,668	62,737	221,768	173,194
Sales and marketing	80,943	74,025	240,257	223,366
General and administrative	30,674	25,600	80,439	74,439
Total operating expenses	190,285	162,362	542,464	470,999

Operating loss	(47,714)	(35,934)	(132,826)	(116,252)
Financial income, net	9,188	7,806	12,871	24,724

Loss before income taxes	(38,526)	(28,128)	(119,955)	(91,528)
Provision for income taxes	(3,122)	(1,814)	(5,356)	(10,021)

Net loss	$(41,648)	$(29,942)	$(125,311)	$(101,549)

Net loss per share of common stock, basic and diluted	$(0.36)	$(0.26)	$(1.09)	$(0.90)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	114,998,580	114,974,455	115,198,744	113,254,510

Stock-based compensation expense for thethree and ninemonths ended September 30, 2026 and 2025 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	Unaudited		Unaudited
Cost of revenues	$1,630	$1,538	$4,714	$4,517
Research and development	14,199	11,637	40,303	33,098
Sales and marketing	9,377	8,499	29,419	29,627
General and administrative	15,951	9,876	35,079	30,422
	$41,157	$31,550	$109,515	$97,664

Payroll tax expense related to stock-based compensation for thethree and ninemonths ended September 30, 2026 and 2025 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	Unaudited		Unaudited
Cost of revenues	$24	$22	$288	$530
Research and development	354	200	573	548
Sales and marketing	134	199	1,205	2,178
General and administrative	68	57	591	548
	$580	$478	$2,657	$3,804

Amortization of acquired intangibles and acquisition-related expenses for thethree and ninemonths ended September 30, 2026 and 2025 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	Unaudited		Unaudited
Cost of revenues	$2,631	$280	$7,003	$476
Research and development	10,230	2,358	21,466	4,053
Sales and marketing	675	31	991	31
General and administrative	30	1,398	1,116	2,025
	$13,566	$4,067	$30,576	$6,585

Varonis Systems, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	September 30, 2026	December 31, 2025
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$270,954	$202,482
Marketable securities	322,713	681,225
Short-term deposits	37,775	37,259
Accounts receivable, net	167,038	242,822
Prepaid expenses and other short-term assets	121,898	134,767
Total current assets	920,378	1,298,555
Long-term assets:
Long-term marketable securities	306,342	187,202
Operating lease right-of-use assets	62,113	57,677
Property and equipment, net	38,753	36,032
Intangible assets, net	53,600	16,687
Goodwill	215,082	135,276
Other assets	70,680	60,183
Total long-term assets	746,570	493,057
Total assets	$1,666,948	$1,791,612

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$8,677	$5,735
Accrued expenses and other short-term liabilities	195,992	225,411
Deferred revenues	422,646	427,811
Total current liabilities	627,315	658,957
Long-term liabilities:
Convertible senior notes, net	453,792	452,259
Operating lease liabilities	60,513	59,749
Deferred revenues	16,363	14,406
Other liabilities	75,058	7,585
Total long-term liabilities	605,726	533,999

Stockholders’ equity:
Share capital
Common stock	115	118
Accumulated other comprehensive income	13,038	23,132
Additional paid-in capital	1,415,544	1,444,885
Accumulated deficit	(994,790)	(869,479)
Total stockholders’ equity	433,907	598,656
Total liabilities and stockholders’ equity	$1,666,948	$1,791,612

Varonis Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
	Nine Months Ended September 30,
	2026	2025
	Unaudited
Cash flows from operating activities:
Net loss	$(125,311)	$(101,549)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,957	7,964
Stock-based compensation	109,515	97,664
Amortization of deferred commissions	47,861	38,958
Non-cash operating lease costs	8,214	7,442
Amortization of debt issuance costs	1,533	2,471
Amortization of premium and accretion of discount on marketable securities, net	1,980	1,211
Deferred income taxes, net	(9,652)	—
Remeasurement of options to repurchase common stock	2,091	—

Changes in assets and liabilities:
Accounts receivable	75,784	46,534
Prepaid expenses and other short-term assets	21,213	4,208
Deferred commissions	(72,353)	(57,731)
Other long-term assets	(7,028)	(279)
Trade payables	2,941	755
Accrued expenses and other short-term liabilities	32,400	23,420
Deferred revenues	(3,226)	50,104
Other long-term liabilities	4,377	1,575
Net cash provided by operating activities	108,296	122,747

Cash flows from investing activities:
Proceeds from maturities of marketable securities	329,645	324,080
Proceeds from sales of marketable securities	211,585	—
Investment in marketable securities	(309,477)	(229,446)
Proceeds from short-term and long-term deposits	167,477	159,405
Investment in short-term and long-term deposits	(167,454)	(156,089)
Acquisitions, net of cash acquired	(113,622)	(123,514)
Purchases of property and equipment	(10,906)	(8,687)
Capitalized internal-use software	(2,620)	(2,509)
Net cash provided by (used in) investing activities	104,628	(36,760)

Cash flows from financing activities:
Repurchase of common stock	(135,000)	(100,000)
Payment of deferred consideration for acquisition	(3,502)	—
Proceeds from options to repurchase common stock	2,900	—
Proceeds from employee stock plans	13,997	14,349
Taxes paid related to net share settlement of equity awards	(22,847)	(28,430)
Repayment of convertible senior notes	—	(137)
Net cash used in financing activities	(144,452)	(114,218)
Increase (decrease) in cash and cash equivalents	68,472	(28,231)
Cash and cash equivalents at beginning of period	202,482	185,585
Cash and cash equivalents at end of period	$270,954	$157,354

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	Unaudited		Unaudited
Reconciliation to non-GAAP operating income (loss):

GAAP operating loss	$(47,714)	$(35,934)	$(132,826)	$(116,252)

Add back:
Stock-based compensation expense	41,157	31,550	109,515	97,664
Payroll tax expenses related to stock-based compensation	580	478	2,657	3,804
Amortization of acquired intangible assets and acquisition-related expenses	13,566	4,067	30,576	6,585
Non-GAAP operating income (loss)	$7,589	$161	$9,922	$(8,199)

Reconciliation to non-GAAP net income:

GAAP net loss	$(41,648)	$(29,942)	$(125,311)	$(101,549)

Add back:
Stock-based compensation expense	41,157	31,550	109,515	97,664
Payroll tax expenses related to stock-based compensation	580	478	2,657	3,804
Amortization of acquired intangible assets and acquisition-related expenses	13,566	4,067	30,576	6,585
Foreign exchange rate differences, net	(2,405)	1,569	5,610	3,550
Amortization of debt issuance costs	514	697	1,533	2,471
Acquisition-related taxes	—	—	—	391
Non-GAAP net income	$11,764	$8,419	$24,580	$12,916

GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	114,998,580	114,974,455	115,198,744	113,254,510
Non-GAAP weighted average number of shares used in computing net income per share of common stock - basic	114,998,580	114,974,455	115,198,744	113,254,510
Non-GAAP weighted average number of shares used in computing net income per share of common stock - diluted	130,947,922	134,106,706	131,512,654	135,301,506

GAAP net loss per share of common stock - basic and diluted	$(0.36)	$(0.26)	$(1.09)	$(0.90)
Non-GAAP net income per share of common stock - basic	$0.10	$0.07	$0.21	$0.11
Non-GAAP net income per share of common stock - diluted	$0.09	$0.06	$0.19	$0.10

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands)
	Nine Months Ended September 30,
	2026	2025
	Unaudited
Reconciliation to non-GAAP free and adjusted free cash flow:
Net cash provided by operating activities	$108,296	$122,747
Purchases of property and equipment	(10,906)	(8,687)
Capitalized internal-use software	(2,620)	(2,509)
Free cash flow	$94,770	$111,551
Cash paid for acquisition-related costs	$13,409	$1,811
Adjusted free cash flow	$108,179	$113,362